UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2010
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13252 (Commission File Number)	94-3207296 (I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California (Address of principal executive offices)	94104 (Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On December 20, 2010, the Antitrust Division of the Department of Justice and the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the proposed acquisition of US Oncology Holdings, Inc. (the “Acquisition”) by McKesson Corporation (the “Company”).
On December 21, 2010, the Supreme Court of the State of New York entered an Interim Order in the case Cancer Clinics of Excellence, LLC, et al. v. McKesson Corporation, et al., Index No. 652124/10 (N.Y. County), which among other things, enjoined and restrained the Company from consummating the Acquisition pending an evidentiary hearing on January 10, 2011. The plaintiffs in this case allege that the Acquisition is in breach of an agreement between the plaintiffs and the Company, and have sought an injunction prohibiting the Acquisition, as well as unspecified damages. The Company believes the Interim Order was granted in error and it intends to immediately appeal this order to allow for the Acquisition to close as soon as possible.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2010

McKesson Corporation
By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer